UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)

(216) 222-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, National City Corporation adopted the National City Executive Long-Term Disability Plan (the “Plan”). The Plan will be effective January 1, 2005. The purpose of the Plan is to provide certain executive officers with partial income replacement in excess of those benefits provided under the Long-Term Disability Plan in the event of their inability to work as a result of accident, illness or other disability. The Plan provides for payment each month during the participant’s disability of a percentage of the participant’s monthly pay, such benefit not to exceed $7,500 in any month. Any claim submitted by a participant must be received within one year after the date of the onset of the disability. Among other requirements, participants must be actively employed and under the age of 65 to participate in the Plan.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation

(Registrant)

Dated: December 22, 2004	By /s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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